UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2022, the Company entered into a new lease agreement with ARE-MA Region No. 75, LLC (the “New Lease”), a second amendment to an existing lease with ARE-500 Arsenal Street, LLC (“Second Amendment”) and a first amendment to an existing lease with ARE-MA Region No. 75, LLC (the “First Amendment” and together with the Second Amendment, the “Amendments”) for laboratory and office space in Watertown, Massachusetts to accommodate its growing headcount, including new laboratory and office space located at Arsenal on the Charles in Watertown, Massachusetts at a to-be-constructed facility.

Pursuant to the terms of the New Lease, the Company will rent approximately seventy-three thousand square feet of space in the new facility over a 10-year period, and the Company expects to gain access to the building during construction to perform tenant improvements beginning in October 2023. The Company delivered a security deposit and the first month’s base rent totaling approximately $4.0 million in connection with the execution of the New Lease. Beginning on the rent commencement date (currently anticipated to occur in June 2024), in addition to paying its share of the facility’s operating expenses, the Company will be required to pay rent at a base rate of approximately $0.6 million per month, subject to a 3% annual increase on each anniversary of the rent commencement date during the term of the New Lease. The aggregate minimum lease payments under the New Lease during the 10-year initial term will be approximately $76.5 million. The New Lease includes a tenant improvement allowance in the amount of approximately $15.0 million and a one-time right to extend the term for an additional five years on the same terms and conditions except that the base rent shall be payable at the market rate at that time with annual increases during the extension term to be at a mutually agreed rate. In addition, the New Lease includes customary representations, warranties and covenants on behalf of the parties and provides for certain customary indemnities.

In conjunction with the New Lease, the Company amended its two existing leases at 400 Talcott Avenue and 500 Arsenal Street, Watertown, Massachusetts. The Second Amendment to the 500 Arsenal Street lease shortened the lease term from September 1, 2027 to the date the Arsenal on the Charles facility is expected to be ready for occupancy, which is estimated to be in June 2024. As amended, the 500 Arsenal Street Lease will require aggregate minimum lease payments of approximately $6.5 million during the remaining term. The First Amendment to the 400 Talcott Avenue lease will add approximately twenty thousand square feet of additional office space and extend the lease term to be coterminous with the lease of the new laboratory and office building, which is expected to continue until June 2034. As amended, the 400 Talcott Avenue Lease includes a tenant improvement allowance of up to approximately $2.3 million and will require aggregate minimum lease payments of approximately $19.4 million during the term.

The foregoing description of the New Lease and the Amendments is only a summary and is qualified in its entirety by reference to the New Lease and the Amendments, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Lease made as of May 12, 2022 by and between ARE-500 Arsenal Street, LLC and the Company.

10.2	First Amendment to Lease Agreement made as of May 12, 2022 by and between ARE-MA Region No. 75, LLC and the Company.

10.3	Lease Agreement made as of May 12, 2022 by and between ARE-MA Region No. 75, LLC and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date: May 17, 2022	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer